Exhibit 99.1

CONNECTONE BANCORP, INC. REPORTS

THIRD QUARTER 2022 RESULTS;

DECLARES COMMON AND PREFERRED DIVIDENDS

Englewood Cliffs, N.J., October 27, 2022 (GLOBE NEWSWIRE) – ConnectOne Bancorp, Inc. (Nasdaq: CNOB) (the “Company” or “ConnectOne”), parent company of ConnectOne Bank (the “Bank”), today reported net income available to common stockholders of $27.4 million for the third quarter of 2022 compared with $30.8 million for the second quarter of 2022 and $32.1 million for the third quarter of 2021. Diluted earnings per share were $0.70 for the third quarter of 2022 compared with $0.78 in the second quarter of 2022 and $0.80 in the third quarter of 2021. The decrease in net income available to common stockholders and diluted earnings per share from the second quarter of 2022 was primarily attributable to a $7.0 million increase in the provision for credit losses due to loan growth and changes in forecasted macroeconomic factors, and a $0.4 million increase in noninterest expenses, partially offset by increases in net interest income of $2.6 million and a $1.5 million decrease in income tax expense. The decrease in net income available to common stockholders and diluted earnings per share from the third quarter of 2021 was primarily due to an $8.9 million increase in the provision for credit losses, a $4.0 million increase in noninterest expenses, $1.5 million in preferred dividends, which were not paid in the 2021 period, and a $0.7 million decrease in noninterest income, partially offset by a $9.9 million increase in net interest income.

Frank Sorrentino, ConnectOne’s Chairman and Chief Executive Officer stated, “ConnectOne’s solid third quarter results reflect continued execution across the organization and dedication to relationship banking. We achieved record pre-tax, pre-provision earnings, which increased by more than 4% sequentially and by nearly 12% versus a year ago. This increase was driven by strong organic growth, a continued stable net interest margin, and further operating leverage. Credit quality remains sound, with no present signs of weakness, while we provided an additional $10 million in reserves during the third quarter primarily reflecting strong organic loan growth and changes in forecasted macroeconomic factors.”

“Return on assets was 1.27%, return on tangible common equity was 13.2% and our net interest margin remained robust at 3.68%. Firing on all cylinders, our efficiency ratio remained below 40%, average noninterest-bearing deposits grew sequentially by 4.6%, non-performing asset ratios improved for the fourth consecutive quarter, and tangible book value per share increased for the 10th consecutive quarter. Tangible book value per share has increased more than 30% since the first quarter of 2020 and by nearly 8% from a year ago.”

“During the quarter, total deposits grew by 10.5%, surpassing 8.6% in sequential loan growth and improving our loan to deposit ratio.  And while loan rates increased, credit spreads tightened, as we delivered on our business model of serving existing clients, gaining new clients, and solidifying relationships that also bring in deposits. The end result was a healthy 3.4% sequential increase in net interest income as loan growth more than offset both GAAP and core margin compression.”

Mr. Sorrentino added, “Heading into the fourth quarter, loan yields are increasing, and spreads continue to widen, while the pipeline has moderated.  Importantly, and demonstrating the effectiveness of our relationship banking business model, the vast majority of all loans originated this quarter included a deposit relationship. We also look forward to leveraging the investments we’ve made in technology that facilitate enhancements in our infrastructure and workflows, and simultaneously providing new deposit origination opportunities. Demand remains solid as we continue to gain traction across our markets. This reflects our differentiated origination franchise, strength of our operating markets, and recent investments in our people.”

“Year-to-date, ConnectOne’s results have been very strong, building on our track record of superior performance during turbulent times. We remain one of the most efficient banks in the industry while we continue to leverage our technological advantages and our culture to drive results. Looking ahead, I believe we remain well-positioned to capitalize on opportunities in any environment.”

Dividend Declarations

The Company announced that its Board of Directors declared a cash dividend on its common stock and a quarterly cash dividend on its preferred stock.

A cash dividend on common stock of $0.155 per share will be paid on December 1, 2022, to common stockholders of record on November 14, 2022. A dividend of $0.328125 per depositary share, representing a 1/40th interest in the Company’s 5.25% Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A, will also be paid on December 1, 2022 to preferred stockholders of record on November 15, 2022.

Operating Results

Fully taxable equivalent net interest income for the third quarter of 2022 was $78.9 million, an increase of $2.7 million, or 3.6%, from the second quarter of 2022 resulting from an 8.9% increase in average interest-earning assets, primarily loans, and partially offset by a 23 basis-point contraction in the net interest margin to 3.68% from 3.91%. The decrease in the net interest margin primarily reflected two non-core items: a second quarter 2022 $1.5 million recovery on a purchased credit-deteriorated loan and a $2.0 million reduction in the accretion of Paycheck Protection Program (“PPP”) fee income. Excluding those two items, the net interest margin contracted by 5 basis points. The average cost of deposits, after factoring in the 4.6% increase in average noninterest-bearing demand balances, increased by 41 basis points to 0.77% from 0.36% in the second quarter of 2022.

Fully taxable equivalent net interest income for the third quarter of 2022 increased by $10.1 million, or 14.7%, from the third quarter of 2021. The increase from the third quarter of 2021 resulted primarily from a 16.1% increase in average interest earning assets, primarily loans, and was partially offset by a 5 basis-point contraction of the net interest margin to 3.68% from 3.73%. The contraction in the net interest margin resulted from a 56 basis-point increase in the cost of average interest-bearing liabilities, partially offset by a 36 basis-point increase in the yield on average interest-earning assets and a 12.5% increase in average noninterest-bearing demand deposits.

Noninterest income was $3.3 million in the third quarter of 2022, $3.4 million in the second quarter of 2022 and $4.0 million in the third quarter of 2021. Included in noninterest income were net losses on equity securities of $0.4 million, $0.4 million and $0.1 million for the third quarter 2022, second quarter 2022 and third quarter of 2021, respectively. Excluding equity securities losses, adjusted noninterest income was $3.8 million, $3.8 million and $4.1 million for the third quarter 2022, second quarter 2022 and third quarter 2021, respectively. Sequentially, income on bank owned life insurance (“BOLI”) increased by $0.2 million and deposit, loan and other income increased by $0.1 million. These increases to noninterest income during the third quarter of 2022 were offset by a decrease in net gains on sale of loans held-for-sale of $0.3 million. The $0.3 million decrease in adjusted noninterest income for the third quarter 2022 versus the third quarter 2021 was primarily due to a decrease in net gains on loans held-for-sale of $0.8 million, partially offset by increases in deposit, loan and other income of $0.3 million and BOLI income of $0.2 million.

Noninterest expenses totaled $32.1 million for the third quarter of 2022, $31.7 million for the second quarter of 2022 and $28.2 million for the third quarter of 2021. The increase in noninterest expenses of $0.4 million from the second quarter of 2022 was primarily attributable to increases in salaries and employee benefits of $1.4 million and other expenses of $0.2 million, partially offset by a decrease in BoeFly acquisition expense of $0.8 million. The increase in noninterest expenses of $4.0 million from the third quarter of 2021 was primarily attributable to increases in salaries and employee benefits of $4.1 million. The increase in salaries and employee benefits from the prior sequential quarter and prior year quarter was attributable to increased staff in both the revenue and back-office areas of the bank, base salary increases, and incentive compensation accruals.

Income tax expense was $10.4 million for the third quarter of 2022, $11.9 million for the second quarter of 2022 and $10.9 million for the third quarter of 2021. The effective tax rates for the third quarter of 2022, second quarter of 2022 and third quarter of 2021 were 26.5%, 26.9% and 25.3%, respectively.

Asset Quality

The provision for credit losses was $10.0 million for the third quarter of 2022, $3.0 million for the second quarter of 2022 and $1.1 million for the third quarter of 2021. The increased provision for credit losses during the third quarter of 2022 reflected strong organic loan growth and changes in forecasted macroeconomic conditions.

Nonperforming assets, which includes nonaccrual loans and other real estate owned, were $57.7 million as of September 30, 2022, $61.7 million as of December 31, 2021 and $66.0 million as of September 30, 2021. Nonaccrual loans were $57.5 million as of September 30, 2022, $61.7 million as of December 31, 2021 and $66.0 million as of September 30, 2021. Nonperforming assets as a percentage of total assets were 0.61% as of September 30, 2022, 0.76% as of December 31, 2021 and 0.83% as of September 30, 2021. The ratio of nonaccrual loans to loans receivable was 0.73%, 0.90% and 1.00%, as of September 30, 2022, December 31, 2021 and September 30, 2021, respectively. The annualized net loan charge-offs ratio was 0.02% for the third quarter of 2022, 0.01% for the fourth quarter of 2021 and 0.10% for the third quarter of 2021. The allowance for credit losses represented 1.16%, 1.15%, and 1.19% of loans receivable as of September 30, 2022, December 31, 2021 and September 30, 2021, respectively. Excluding PPP loans, the allowance for credit losses represented 1.16%, 1.17%, and 1.22% of loans receivable as of September 30, 2022, December 31, 2021 and September 30, 2021, respectively. The allowance for credit losses as a percentage of nonaccrual loans was 159.7% as of September 30, 2022, 127.7% as of December 31, 2021 and 118.2% as of September 30, 2021.

Selected Balance Sheet Items

The Company’s total assets were $9.5 billion as of September 30, 2022, an increase of $1.3 billion from December 31, 2021.  Loans receivable were $7.9 billion, an increase of $1.1 billion from December 31, 2021. The increase in loans receivable was attributable to organic loan originations.

The Company’s total stockholders’ equity was $1.1 billion as of September 30, 2022, an increase of $24.1 million from December 31, 2021. The increase in retained earnings of $70.8 million was the primary reason for the overall increase in stockholders’ equity, in addition to an increase in additional paid-in capital of $1.5 million, partially offset by a decrease in accumulated other comprehensive income of $35.1 million, reflecting the after-tax decline in the fair value of investment securities net of unrealized hedge gains recorded in other assets, and an increase in treasury stock of $13.1 million. As of September 30, 2022, the Company’s tangible common equity ratio and tangible book value per share were 8.87% and $20.93, respectively. As of December 31, 2021, the tangible common equity ratio and tangible book value per share were 10.06% and $20.12, respectively. Total goodwill and other intangible assets were $216.1 million as of September 30, 2022, and $217.4 million as of December 31, 2021.

Use of Non-GAAP Financial Measures

In addition to the results presented in accordance with Generally Accepted Accounting Principles ("GAAP"), ConnectOne routinely supplements its evaluation with an analysis of certain non-GAAP measures. ConnectOne believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors in understanding our operating performance and trends. These non-GAAP measures have inherent limitations and are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for an analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of non-GAAP financial measures disclosed in this earnings release to the comparable GAAP measures are provided in the accompanying tables.

Third Quarter 2022 Results Conference Call

Management will also host a conference call and audio webcast at 10:00 a.m. ET on October 27, 2022 to review the Company's financial performance and operating results. The conference call dial-in number is 1-201-689-8471, access code 13733104. Please dial in at least five minutes before the start of the call to register. An audio webcast of the conference call will be available to the public, on a listen-only basis, via the "Investor Relations" link on the Company's website https://www.ConnectOneBank.com or at http://ir.connectonebank.com.

A replay of the conference call will be available beginning at approximately 1:00 p.m. ET on Thursday, October 27, 2022 and ending on Thursday, November 3, 2022 by dialing 1-412-317-6671, access code 13733104. An online archive of the webcast will be available following the completion of the conference call at https://www.connectonebank.com or at http://ir.connectonebank.com.

About ConnectOne Bancorp, Inc.

ConnectOne Bancorp, Inc., is a modern financial services company that operates, through its subsidiary, ConnectOne Bank, and the Bank’s fintech subsidiary, BoeFly, Inc. ConnectOne Bank is a high-performing commercial bank offering a full suite of banking & lending products and services that focus on small to middle-market businesses. BoeFly, Inc. is a fintech marketplace that connects borrowers in the franchise space with funding solutions through a network of partner banks. ConnectOne Bancorp, Inc. is traded on the Nasdaq Global Market under the trading symbol "CNOB," and information about ConnectOne may be found at https://www.connectonebank.com.

Forward-Looking Statements

This news release contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, those factors set forth in Item 1A – Risk Factors of the Company’s Annual Report on Form 10-K, as filed with the U.S. Securities and Exchange Commission, as supplemented by the Company’s subsequent filings with the U.S. Securities and Exchange Commission, and changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area, changes in accounting principles and guidelines and the impact of the COVID-19 pandemic on the Company, its employees and operations, and its customers. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Investor Contact:

William S. Burns

Senior Executive VP & CFO

201.816.4474: bburns@cnob.com

Media Contact:

Shannan Weeks

MWW

732.299.7890: sweeks@mww.com

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
(in thousands)

	September 30,	December 31,	September 30,
	2022	2021	2021
	(unaudited)		(unaudited)
ASSETS
Cash and due from banks	$58,852	$54,352	$49,626
Interest-bearing deposits with banks	274,992	211,184	363,569
Cash and cash equivalents	333,844	265,536	413,195

Investment securities	623,629	534,507	462,884
Equity securities	15,563	13,794	13,700

Loans held-for-sale	8,080	250	5,596

Loans receivable	7,900,450	6,828,622	6,576,439
Less: Allowance for credit losses - loans	91,717	78,773	77,986
Net loans receivable	7,808,733	6,749,849	6,498,453

Investment in restricted stock, at cost	45,324	27,826	18,106
Bank premises and equipment, net	28,519	29,032	29,635
Accrued interest receivable	38,940	34,152	33,610
Bank owned life insurance	229,800	195,731	194,487
Right of use operating lease assets	10,196	11,017	11,002
Other real estate owned	264	-	-
Goodwill	208,372	208,372	208,372
Core deposit intangibles	7,721	8,997	9,480
Other assets	119,267	50,417	50,994
Total assets	$9,478,252	$8,129,480	$7,949,514

LIABILITIES
Deposits:
Noninterest-bearing	$1,665,658	$1,617,049	$1,500,754
Interest-bearing	5,644,852	4,715,904	4,897,584
Total deposits	7,310,510	6,332,953	6,398,338
Borrowings	829,953	468,193	253,225
Subordinated debentures, net	153,179	152,951	152,875
Operating lease liabilities	11,454	12,417	12,437
Other liabilities	24,861	38,754	34,206
Total liabilities	8,329,957	7,005,268	6,851,081

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock	110,927	110,927	110,927
Common stock	586,946	586,946	586,946
Additional paid-in capital	28,756	27,246	25,851
Retained earnings	510,957	440,169	413,996
Treasury stock	(52,799)	(39,672)	(38,314)
Accumulated other comprehensive loss	(36,492)	(1,404)	(973)
Total stockholders' equity	1,148,295	1,124,212	1,098,433
Total liabilities and stockholders' equity	$9,478,252	$8,129,480	$7,949,514

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	09/30/22	09/30/21	09/30/22	09/30/21
Interest income
Interest and fees on loans	$90,731	$75,092	$248,041	$216,655
Interest and dividends on investment securities:
Taxable	4,063	1,065	8,487	3,148
Tax-exempt	1,083	511	2,708	1,885
Dividends	438	245	943	764
Interest on federal funds sold and other short-term investments	665	113	1,098	246
Total interest income	96,980	77,026	261,277	222,698
Interest expense
Deposits	13,299	5,478	24,018	19,487
Borrowings	5,520	3,303	13,149	10,794
Total interest expense	18,819	8,781	37,167	30,281

Net interest income	78,161	68,245	224,110	192,417
Provision for (reversal of) credit losses	10,000	1,100	14,450	(6,315)
Net interest income after provision for credit losses	68,161	67,145	209,660	198,732

Noninterest income
Deposit, loan and other income	1,969	1,702	5,578	5,092
Income on bank owned life insurance	1,521	1,278	4,069	3,527
Net gains on sale of loans held-for-sale	262	1,114	1,519	2,668
Gain on sale of branches	-	-	-	674
Net losses on equity securities	(430)	(78)	(1,431)	(242)
Net gains on sale/redemption of investment securities	-	-	-	195
Total noninterest income	3,322	4,016	9,735	11,914

Noninterest expenses
Salaries and employee benefits	20,882	16,740	59,041	47,589
Occupancy and equipment	2,600	2,656	7,262	8,876
FDIC insurance	720	525	2,051	2,040
Professional and consulting	1,980	2,217	5,896	6,290
Marketing and advertising	461	345	1,238	864
Information technology and communications	2,747	3,048	8,414	8,209
Amortization of core deposit intangible	409	483	1,276	1,498
Increase in value of acquisition price	-	-	1,516	-
Other expenses	2,344	2,169	6,382	5,561
Total noninterest expenses	32,143	28,183	93,076	80,927

Income before income tax expense	39,340	42,978	126,319	129,719
Income tax expense	10,425	10,881	33,665	32,404
Net income	28,915	32,097	92,654	97,315
Preferred dividends	1,509	-	4,527	-
Net income available to common stockholders	$27,406	$32,097	$88,127	$97,315

Earnings per common share:
Basic	$0.70	$0.81	$2.24	$2.45
Diluted	0.70	0.80	2.23	2.43

ConnectOne's management believes that the supplemental financial information, including non-GAAP measures provided below, is useful to investors. The non-GAAP measures should not be viewed as a substitute for financial results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP financial measures presented by other companies.

CONNECTONE BANCORP, INC.
SUPPLEMENTAL GAAP AND NON-GAAP FINANCIAL MEASURES

	As of
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 30,	Sep. 30,
	2022	2022	2022	2021	2021
Selected Financial Data	(dollars in thousands)
Total assets	$9,478,252	$8,841,506	$8,334,301	$8,129,480	$7,949,514
Loans receivable:
Commercial	$1,392,037	$1,274,280	$1,161,867	$1,163,442	$1,116,535
Paycheck Protection Program ("PPP") loans	11,458	18,004	54,301	93,057	177,829
Commercial real estate	3,087,354	2,727,120	2,516,065	2,446,807	2,354,209
Multifamily	2,624,726	2,442,603	2,465,337	2,337,712	2,113,541
Commercial construction	537,323	569,789	539,058	540,178	552,896
Residential	256,085	249,379	250,205	255,269	270,793
Consumer	1,030	1,248	1,140	1,886	2,093
Gross loans	7,910,013	7,282,423	6,987,973	6,838,351	6,587,896
Unearned net origination fees	(9,563)	(7,850)	(8,378)	(9,729)	(11,457)
Loans receivable	7,900,450	7,274,573	6,979,595	6,828,622	6,576,439
Loans held-for-sale	8,080	3,182	2,742	250	5,596
Total loans	$7,908,530	$7,277,755	$6,982,337	$6,828,872	$6,582,035

Investment and equity securities	$639,192	$691,934	$525,228	$548,301	$476,584
Goodwill and other intangible assets	216,093	216,502	216,936	217,369	217,852
Deposits:
Noninterest-bearing demand	$1,665,658	$1,712,875	$1,631,292	$1,617,049	$1,500,754
Time deposits	1,921,235	1,285,409	1,065,814	1,150,109	1,221,911
Other interest-bearing deposits	3,723,617	3,619,315	3,863,299	3,565,795	3,675,673
Total deposits	$7,310,510	$6,617,599	$6,560,405	$6,332,953	$6,398,338

Borrowings	$829,953	$874,964	$412,170	$468,193	$253,225
Subordinated debentures (net of debt issuance costs)	153,179	153,103	153,027	152,951	152,875
Total stockholders' equity	1,148,295	1,143,147	1,138,519	1,124,212	1,098,433

Quarterly Average Balances
Total assets	$9,030,589	$8,322,823	$8,263,382	$8,027,169	$7,837,997
Loans receivable:
Commercial (including PPP loans)	$1,342,868	$1,245,812	$1,231,703	$1,278,048	$1,296,066
Commercial real estate (including multifamily)	5,455,714	4,974,297	4,850,349	4,625,371	4,312,092
Commercial construction	537,073	544,084	541,642	547,038	572,920
Residential	251,338	247,208	253,589	268,112	279,063
Consumer	2,361	5,029	3,682	4,938	2,649
Gross loans	7,589,354	7,016,430	6,880,965	6,723,507	6,462,790
Unearned net origination fees	(9,178)	(9,222)	(9,870)	(10,873)	(13,064)
Loans receivable	7,580,176	7,007,208	6,871,095	6,712,634	6,449,726
Loans held-for-sale	2,195	966	382	5,051	6,226
Total loans	$7,582,371	$7,008,174	$6,871,477	$6,717,685	$6,455,952

Investment and equity securities	$687,291	$567,140	$536,090	$481,276	$465,103
Goodwill and other intangible assets	216,360	216,786	217,219	217,685	218,170
Deposits:
Noninterest-bearing demand	$1,682,135	$1,607,465	$1,547,055	$1,537,316	$1,495,456
Time deposits	1,525,076	1,103,418	1,124,614	1,204,374	1,252,818
Other interest-bearing deposits	3,686,520	3,717,531	3,851,558	3,672,311	3,582,261
Total deposits	$6,893,731	$6,428,414	$6,523,227	$6,414,001	$6,330,535

Borrowings	$772,561	$548,675	$404,907	$292,847	$276,183
Subordinated debentures (net of debt issuance costs)	153,129	153,053	152,977	152,902	152,825
Total stockholders' equity	1,160,448	1,143,092	1,131,968	1,113,524	1,032,191

	Three Months Ended
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 30,	Sep. 30,
	2022	2022	2022	2021	2021
	(dollars in thousands, except for per share data)
Net interest income	$78,161	$75,591	$70,358	$70,461	$68,245
Provision for (reversal of) credit losses	10,000	3,000	1,450	815	1,100
Net interest income after provision for credit losses	68,161	72,591	68,908	69,646	67,145
Noninterest income
Deposit, loan and other income	1,969	1,866	1,743	1,525	1,702
Income on bank owned life insurance	1,521	1,342	1,206	1,244	1,278
Net gains on sale of loans held-for-sale	262	556	701	1,139	1,114
Net losses gains on equity securities	(430)	(405)	(596)	(131)	(78)
Total noninterest income	3,322	3,359	3,054	3,777	4,016
Noninterest expenses
Salaries and employee benefits	20,882	19,519	18,640	16,483	16,740
Occupancy and equipment	2,600	2,733	1,929	2,762	2,656
FDIC insurance	720	725	606	625	525
Professional and consulting	1,980	2,124	1,792	1,996	2,217
Marketing and advertising	461	426	351	454	345
Information technology and communications	2,747	2,801	2,866	3,058	3,048
Amortization of core deposit intangible	409	434	433	483	483
Increase in value of acquisition price	-	833	683	-	-
Other expenses	2,344	2,108	1,930	2,223	2,169
Total noninterest expenses	32,143	31,703	29,230	28,084	28,183

Income before income tax expense	39,340	44,247	42,732	45,339	42,978
Income tax expense	10,425	11,889	11,351	12,301	10,881
Net income	$28,915	$32,358	$31,381	$33,038	$32,097
Preferred dividends	1,509	1,509	1,509	1,717	-
Net income available to common stockholders	$27,406	$30,849	$29,872	$31,321	$32,097

Weighted average diluted common shares outstanding	39,320,674	39,481,689	39,727,606	39,792,937	39,869,468
Diluted EPS	$0.70	$0.78	$0.75	$0.79	$0.80

Reconciliation of GAAP Earnings to Pre-tax and Pre-provision Net Revenue
Net income	$28,915	$32,358	$31,381	$33,038	$32,097
Income tax expense	10,425	11,889	11,351	12,301	10,881
Provision for (reversal of) credit losses	10,000	3,000	1,450	815	1,100
Pre-tax and pre-provision net revenue	$49,340	$47,247	$44,182	$46,154	$44,078

Return on Assets Measures
Average assets	$9,030,589	$8,322,823	$8,263,382	$8,027,169	$7,837,997
Return on avg. assets	1.27%	1.56%	1.54%	1.63%	1.62%
Return on avg. assets (pre-tax and pre-provision)	2.17	2.28	2.17	2.28	2.23

	Three Months Ended
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 30,	Sep. 30,
	2022	2022	2022	2021	2021
Return on Equity Measures	(dollars in thousands)
Average stockholders' equity	$1,160,448	$1,143,097	$1,131,968	$1,113,524	$1,032,195
Less: average preferred stock	(110,927)	(110,927)	(110,927)	(110,927)	(51,847)
Average common equity	$1,049,521	$1,032,170	$1,021,041	$1,002,597	$980,348
Less: average intangible assets	(216,360)	(216,786)	(217,219)	(217,685)	(218,170)
Average tangible common equity	$833,161	$815,384	$803,822	$784,912	$762,178

Return on avg. common equity (GAAP)	10.36%	11.99%	11.87%	12.39%	12.99%
Return on avg. tangible common equity ("TCE") (non-GAAP) (1)	13.19	15.32	15.22	16.00	16.88
Return on avg. tangible common equity (pre-tax, pre-provision, pre-merger charges)	23.63	23.39	22.44	23.50	23.12

Efficiency Measures
Total noninterest expenses	$32,143	$31,703	$29,230	$28,084	$28,183
Amortization of core deposit intangibles	(409)	(434)	(433)	(483)	(483)
Operating noninterest expense	$31,734	$31,269	$28,797	$27,601	$27,700

Net interest income (tax equivalent basis)	$78,850	$76,146	$70,842	$70,890	$68,761
Noninterest income	3,322	3,359	3,054	3,777	4,016
Net losses (gains) on equity securities	430	405	596	131	78
Operating revenue	$82,602	$79,910	$74,492	$74,798	$72,855

Operating efficiency ratio (non-GAAP) (2)	38.4%	39.1%	38.7%	36.9%	38.0%

Net Interest Margin
Average interest-earning assets	$8,500,316	$7,807,445	$7,753,881	$7,508,973	$7,321,771

Net interest income (tax equivalent basis)	$78,850	$76,146	$70,842	$70,890	$68,761
Impact of purchase accounting fair value marks	(885)	(1,014)	(1,179)	(1,674)	(1,849)
Adjusted net interest income (tax equivalent basis)	$77,965	$75,132	$69,663	$69,216	$66,912

Net interest margin (GAAP)	3.68%	3.91%	3.71%	3.75%	3.73%
Adjusted net interest margin (non-GAAP) (3)	3.64	3.86	3.64	3.66	3.63

(1) Earnings available to common stockholders excluding amortization of intangible assets divided by average tangible common equity.
(2) Operating noninterest expense divided by operating revenue.
(3) Adjusted net interest margin excludes impact of purchase accounting fair value marks.

	As of
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 30,	Sep. 30,
	2022	2022	2022	2021	2021
Capital Ratios and Book Value per Share	(dollars in thousands, except for per share data)
Stockholders equity	$1,148,295	$1,143,147	$1,138,519	$1,124,212	$1,098,433
Less: preferred stock	(110,927)	(110,927)	(110,927)	(110,927)	(110,927)
Common equity	$1,037,368	$1,032,220	$1,027,592	$1,013,285	$987,506
Less: intangible assets	(216,093)	(216,502)	(216,936)	(217,369)	(217,852)
Tangible common equity	$821,275	$815,718	$810,656	$795,916	$769,654

Total assets	$9,478,252	$8,841,506	$8,334,301	$8,129,480	$7,949,514
Less: intangible assets	(216,093)	(216,502)	(216,936)	(217,369)	(217,852)
Tangible assets	$9,262,159	$8,625,004	$8,117,365	$7,912,111	$7,731,662

Common shares outstanding	39,243,123	39,243,123	39,518,411	39,568,090	39,602,199

Common equity ratio (GAAP)	10.94%	11.67%	12.33%	12.46%	12.42%
Tangible common equity ratio (non-GAAP) (4)	8.87	9.46	9.99	10.06	9.95

Regulatory capital ratios (Bancorp):
Leverage ratio	10.95%	11.63%	11.57%	11.65%	11.60%
Common equity Tier 1 risk-based ratio	10.20	10.63	10.69	10.64	10.73
Risk-based Tier 1 capital ratio	11.58	12.11	12.21	12.19	12.35
Risk-based total capital ratio	14.45	15.09	15.25	15.26	15.54

Regulatory capital ratios (Bank):
Leverage ratio	10.91%	11.61%	11.41%	11.43%	11.33%
Common equity Tier 1 risk-based ratio	11.53	12.08	12.04	11.96	12.06
Risk-based Tier 1 capital ratio	11.53	12.08	12.04	11.96	12.06
Risk-based total capital ratio	13.00	13.55	13.55	13.44	13.61

Book value per share (GAAP)	$26.43	$26.30	$26.00	$25.61	$24.94
Tangible book value per share (non-GAAP) (5)	20.93	20.79	20.51	20.12	19.43

Net Loan (Recoveries) Charge-Off Detail
Net loan charge-offs (recoveries):
Charge-offs	$413	$302	$274	$458	$1,727
Recoveries	(53)	(32)	(32)	(217)	(113)
Net loan charge-offs (recoveries)	$360	$270	$242	$241	$1,614
Net loan charge-offs (recoveries) as a % of average loans receivable (annualized)	0.02%	0.02%	0.01%	0.01%	0.10%

Asset Quality
Nonaccrual loans	$57,447	$60,756	$59,403	$61,700	$65,959
OREO	264	316	316	-	-
Nonperforming assets	$57,711	$61,072	$59,719	$61,700	$65,959

Allowance for credit losses - loans ("ACL")	91,717	82,739	80,070	78,773	77,986

Loans receivable	$7,900,450	$7,274,573	$6,979,595	$6,828,622	$6,576,439
Less: PPP loans	11,458	18,004	54,301	93,057	177,829
Loans receivable (excluding PPP loans)	$7,888,992	$7,256,569	$6,925,294	$6,735,565	$6,398,610

Nonaccrual loans as a % of loans receivable	0.73%	0.84%	0.85%	0.90%	1.00
Nonperforming assets as a % of total assets	0.61	0.69	0.72	0.76	0.83
ACL as a % of loans receivable	1.16	1.14	1.15	1.15	1.19
ACL as a % of loans receivable (excluding PPP loans)	1.16	1.14	1.16	1.17	1.22
ACL as a % of nonaccrual loans	159.7	136.2	134.8	127.7	118.2

(4) Tangible common equity divided by tangible assets.
(5) Tangible common equity divided by common shares outstanding at period-end.

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
NET INTEREST MARGIN ANALYSIS
(dollars in thousands)

	For the Three Months Ended
	September 30, 2022			June 30, 2022			September 30, 2021
	Average			Average			Average
Interest-earning assets:	Balance	Interest	Rate (7)	Balance	Interest	Rate (7)	Balance	Interest	Rate (7)
Investment securities (1) (2)	$740,394	$5,434	2.91%	$610,465	$3,710	2.44%	$459,559	$1,712	1.48%
Loans receivable and loans held-for-sale (2) (3) (4)	7,582,371	91,132	4.77	7,008,174	81,597	4.67	6,455,952	75,434	4.64
Federal funds sold and interest- bearing deposits with banks	135,331	665	1.95	157,201	312	0.80	387,155	151	0.15
Restricted investment in bank stock	42,220	438	4.12	31,605	291	3.69	19,105	245	5.09
Total interest-earning assets	8,500,316	97,669	4.56	7,807,445	85,910	4.41	7,321,771	77,542	4.20
Allowance for loan losses	(84,307)			(81,012)			(78,327)
Noninterest-earning assets	614,580			596,390			594,553
Total assets	$9,030,589			$8,322,823			$7,837,997

Interest-bearing liabilities:
Time deposits	$1,525,076	5,396	1.40	$1,103,418	$2,179	0.79	1,252,818	2,983	0.94
Other interest-bearing deposits	3,686,520	7,903	0.85	3,717,531	3,530	0.38	3,582,261	2,495	0.28
Total interest-bearing deposits	5,211,596	13,299	1.01	4,820,949	5,709	0.47	4,835,079	5,478	0.45

Borrowings	772,561	3,297	1.69	548,675	1,849	1.35	276,183	1,105	1.59
Subordinated debentures	153,129	2,196	5.69	153,053	2,178	5.71	152,825	2,168	5.63
Finance lease	1,813	27	5.91	1,865	28	6.02	2,018	30	5.90
Total interest-bearing liabilities	6,139,099	18,819	1.22	5,524,542	9,764	0.71	5,266,105	8,781	0.66

Noninterest-bearing demand deposits	1,682,135			1,607,465			1,495,456
Other liabilities	48,907			47,719			44,245
Total noninterest-bearing liabilities	1,731,042			1,655,184			1,539,701
Stockholders' equity	1,160,448			1,143,097			1,032,191
Total liabilities and stockholders' equity	$9,030,589			$8,322,823			$7,837,997

Net interest income (tax equivalent basis)		78,850			76,146			68,761
Net interest spread (5)			3.34%			3.70%			3.54%

Net interest margin (6)			3.68%			3.91%			3.73%

Tax equivalent adjustment		(689)			(555)			(516)
Net interest income		$78,161			$75,591			$68,245

(1) Average balances are calculated on amortized cost.
(2) Interest income is presented on a tax equivalent basis using 21% federal tax rate.
(3) Includes loan fee income and accretion of purchase accounting adjustments.
(4) Loans include nonaccrual loans.
(5) Represents difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities and is presented on a tax equivalent basis.
(6) Represents net interest income on a tax equivalent basis divided by average total interest-earning assets.
(7) Rates are annualized.